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                                                                    Exhibit 3.51





                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                         SIRVA ACQUISITION COMPANY, LLC




      1. The name of the limited liability company is SIRVA Acquisition Company, LLC.

      2. The Certificate of Formation of the limited liability company is hereby amended to change the name of the limited liability company to SIRVA Relocation LLC.

      3.  This Certificate of Amendment shall be effective on May 13, 2002.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation this 13th day of May, 2002.



                                       /s/ Ralph A. Ford
                                       ---------------------------------------
                                       Ralph A. Ford
                                       Secretary